Exhibit 5.1

VTEX

125 Kingsway, WC2B 6NH

London, United Kingdom

20 April 2023

Dear Sirs

VTEX (the “Company”)

Campbells LLP

Floor 4, Willow House, Cricket Square

Grand Cayman KY1-9010

Cayman Islands

D +1 345 914 5821

T +1 345 949 2648

E aclynes@campbellslegal.com

campbellslegal.com

Our Ref: ACL/00295-41083

Your Ref:

CAYMAN | BVI | HONG KONG

We are engaged to act as counsel as to Cayman Islands law to the Company in connection with the Company’s registration statement on Form S-8 originally filed on 18 November 2021 (File No 333-261177) with the Securities and Exchange Commission (including all supplements and amendments thereto, the “Registration Statement”) in connection with the registration under the U.S. Securities Act of 1933, as amended (the “Act”) of the Company’s Class A Common Shares of par value US$0.0001 each in the capital of the Company (the “Shares”) for issuance pursuant to, as applicable: (i) the Company’s Share Option

Plan, as amended (the “Plan”).

For the purposes of giving this opinion, we have examined the documents and instruments listed in Schedule 1 hereto.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 hereto, which we have not independently verified.

We are attorneys-at-Law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted by the courts of the Cayman Islands at the date hereof.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3 hereto, we are of the opinion that under the laws of the Cayman Islands:

1	The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.

2

The Shares have been duly authorised for issue, and when issued by the Company against payment in full of the consideration as contemplated by the Plan and the applicable agreements made thereunder, and in accordance with the Resolutions and the Memorandum and Articles (each as defined in Schedule 1 hereto), such Shares will be validly issued, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders) of the Company.

3

the Plan is governed by the laws of the Cayman Islands and is , or will be, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the Cayman Islands.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is addressed to you and may be relied upon by you, your counsel and purchasers of the Shares pursuant to the Registration Statement, and may not be relied upon by any other person without our prior written consent. This opinion shall be construed in accordance with the laws of the Cayman Islands. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Yours faithfully

Campbells LLP

Schedule 1

List of Documents Examined

1	Certificate of Incorporation of the Company dated 25 June 2018 issued by the Registrar of Companies;

2	Amended and Restated Memorandum and Articles of Association of the Company adopted by special resolution dated 15 July 2021 (the “Memorandum and Articles”);

3	Certificate of Good Standing in respect of the Company dated 16 March 2023 issued by the Registrar of Companies;

4	Written resolutions of the Directors of the Company dated 24 March 2023 (the “Resolutions”);

5	A copy of the Registration Statement;

6	A copy of the Plan; and

7	Such other documents as we have considered necessary for the purposes of rendering this opinion.

Schedule 2

Assumptions

The opinions hereinbefore given are based upon the following assumptions, which we have not independently verified:

1

The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on the documents reviewed are genuine and are those of a person or persons given power to execute the documents under the Resolutions. All documents purporting to be sealed have been so sealed. All copies are complete and conform to their original.

2	Where a document has been provided to us in draft or undated form, it will be duly executed, dated and unconditionally delivered in the same form as the last version provided to us.

3

The Memorandum and Articles of Association remain in full force and effect and are unamended, and are or will be the memorandum and articles of association of the Company in force on the date of the issuance of the Shares.

4	The accuracy and completeness of all factual representations made in the Registration Statement and all other documents reviewed by us.

5	All factual statements contained in the Resolutions are true and correct, the Resolutions were duly passed and are in full force and effect and have not been amended, varied, revoked or rescinded.

6

There are no provisions of the laws of any jurisdiction outside the Cayman Islands which would be contravened by issuance and allotment of the Shares and, insofar as any obligation expressed to be incurred under any of the documents is to be performed in or is otherwise subject to the laws of any jurisdiction outside the Cayman Islands, its performance will not be illegal by virtue of the laws of that jurisdiction.

7	That the Company will receive money or money’s worth in consideration for the issue of the Shares at the agreed issue price therefore, in any event not being less than the par value of each Share.

8	There is nothing contained in the minute book or corporate records of the Company (which we have not inspected) which would or might affect the opinions herein.

9

All preconditions to the issue of the Shares under the terms of the applicable Plan and the agreements entered into thereunder will be satisfied or duly waived prior to the issue of the Shares and there will be no breach of the terms of the Plans or such agreements entered into thereunder.

Schedule 3

Qualifications

The opinions hereinbefore given are subject to the following qualifications:

1

In this opinion letter, the phrase “non-assessable” means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares and in the absence of a contractual arrangement, or an obligation pursuant to the memorandum and articles of association of the Company, to the contrary, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose of other circumstances in which a court may be prepared to pierce or lift the corporate veil).

2

Under Cayman Islands law, the register of members is prima facie evidence of title to shares and this register would not record a third party interest in such shares. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. As far as we are aware, such applications are rarely made in the Cayman Islands and for the purposes of the opinion given in paragraph 2 of this opinion, there are no circumstances or matters of fact known to us on the date of this opinion letter which would properly form the basis for an application for an order for rectification of the register of members of the Company, but if such an application were made in respect of the Shares, then the validity of such Shares may be subject to re-examination by a Cayman Islands court.

3	To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies.

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